Exhibit 99.1

News Release For Immediate Release

Ontrak Health Announces 2024 First Quarter Financial Results

•Q1 Revenue of $2.7 million, up 6% year over year
•Q1 operating loss of $(4.3) million, a 41% improvement year over year
•Q1 adjusted EBITDA of $(3.4) million, a 38% improvement year over year
•Company announces state approval of a new customer agreement with a prominent regional Medicaid health plan for our full suite of solutions
•Company to Host Conference Call at 4:30 pm ET Today

Miami, FL – May 14, 2024 – Ontrak, Inc. (NASDAQ: OTRK) (“Ontrak” or the “Company”), a leading AI-powered and technology-enabled behavioral healthcare company, today reported its financial results for the first quarter ended March 31, 2024.

Management Commentary

“We are thrilled to announce our approval by the Florida Agency for Health Care Administration (AHCA) as a subcontractor for our new customer, Community Care Plan, a South Florida-based Health Plan to serve its adult Medicaid population,” said Brandon LaVerne, the Company's Chief Executive Officer and Chief Operating Officer. “We are proud of our value proposition and ROI generation capabilities, including our NPS score of 77, improved GAD-7 and PHQ-9 scores of 41%-64% after nine months in our program, medical cost savings reduction of 43% and inpatient admissions reduction of 62%. We continue to innovate our solutions and are excited to generate incremental value by delivering these evidenced-based health outcomes for the members we serve and cost reduction to our customers.”

First Quarter 2024 Financial Results Highlights
•Revenue for the first quarter of 2024 was $2.7 million, representing a 6% increase compared to the same period in 2023.
•Operating loss for the first quarter of 2024 was $(4.3) million compared to an operating loss of $(7.2) million for the same period in 2023.
•Adjusted EBITDA for the first quarter of 2024 was $(3.4) million compared to adjusted EBITDA of $(5.4) million for the same period in 2023.
•Net loss for the first quarter of 2024 was $(4.5) million, or a $(0.11) diluted net loss per common share (after deduction for undeclared preferred stock dividends), compared to net loss of $(8.4) million, or a $(2.26) diluted net loss per common share (after deduction for undeclared preferred stock dividends) for the same period in 2023.
•Non-GAAP net loss for the first quarter of 2024 was $(3.7) million, or a $(0.10) non-GAAP diluted net loss per common share (after deduction for undeclared preferred stock dividends), compared to non-GAAP net loss of $(7.7) million, or a $(2.12) non-GAAP diluted net loss per common share (after deduction for undeclared preferred stock dividends) for the same period in 2023.
Adjusted EBITDA, non-GAAP net loss and non-GAAP diluted net loss per common share are non-GAAP financial measures. See our description and reconciliation of such non-GAAP measures at the end of this release.

First Quarter 2024 and Recent Operating Highlights

•Total enrolled members in our WholeHealth+ program numbered 1,521 at the end of Q1 2024, compared to 1,758 at the end of Q4 2023 and 1,526 at the end of Q1 2023.
•The Company's effective outreach pool was 5,057 at March 31, 2024 compared to 2,161 at December 31, 2023.
•In May 2024, the Company announced that the Florida Agency for Healthcare Administration approved Ontrak Health as a subcontractor for a prominent regional Medicaid health plan for our Wholehealth+, Ontrak Engage and Ontrak Access solutions. The Company expects to initiate outreach to new eligible members of the new health plan customer in the next 30 to 60 days and that the Company's overall outreach pool of eligible members for our Wholehealth+ program is expected to grow by upwards of 10% with the addition of these new eligible members.
•In March 2024, the Company and Acuitas Capital entered into a Sixth Amendment to the Master Note Purchase Agreement, as amended (the "Sixth Amendment"). In accordance with the Sixth Amendment, on April 5, 2024 and May 8, 2024, the Company issued and sold to Acuitas Capital, and Acuitas Capital purchased from the Company, senior secured convertible promissory notes, each with a principal amount of $1.5 million (the first note the "Initial Demand Note" and the second note the "Demand Note," and together the "Demand Notes"), and in Acuitas Capital’s sole discretion, Acuitas Capital may purchase from the Company, and the Company will issue and sell to Acuitas, up to an additional $12.0 million in principal amount of Demand Notes. In connection with each Demand Note purchased by Acuitas from the Company (including the Initial Demand Note), subject to stockholder approval effective date occurring, the Company will issue to Acuitas (or an entity affiliated with Acuitas, as designated by Acuitas) a warrant (“Demand Warrant”), to purchase such number of shares of the Company’s common stock that results in 200% warrant coverage. Each Demand Warrant will have a term of five (5) years. The initial exercise price of each Demand Warrant will be (a) in the case of the Demand Warrant issued in connection with the Initial Demand Note and in respect of the next $3.0 million of principal amount of Demand Notes purchased by Acuitas, the lesser of (i) $0.3442 (after giving effect to the reduction of the exercise price of the Public Offering Warrants and Private Placement Warrant (collectively, the “November 2023 Warrants”) that occurred on April 5, 2024) and (ii) the greater of (1) the consolidated closing bid price of the Company’s common stock as reported on The Nasdaq Stock Market or such other exchange on which the Company’s common stock is listed (the “Exchange”) immediately preceding the time the applicable Demand Note is deemed issued by the Company and (2) $0.12, and (b) in the case of the Demand Warrants issued in connection with any subsequent Demand Notes, the consolidated closing bid price of the Company’s common stock as reported on the Exchange immediately preceding the time the applicable Demand Note is deemed issued by the Company, which initial exercise price will, in each case of clauses (a) and (b) above, be subject to further adjustment in accordance with the terms of the Demand Warrant and the Sixth Amendment.
•From January 1, 2024 through the date of this report, the Company received a total of $2.0 million of cash proceeds from the exercise of Public Offering Warrants by certain holders thereof for a total of 9,499,062 shares of the Company's common stock.
•On February 29, 2024, the Company announced the expansion of Ontrak's WholeHealth+ program to a larger commercial population with a health plan customer, one of the largest health systems in the U.S. Mid-Atlantic and Southeast. On March 12, 2024, the Company announced a continuing expansion of its strategic partnership with the same health plan customer to offer its program to eligible self-insured groups. The expanded partnership initially represents more than 6.5 times increase in the number of this customer's members who are eligible for the Ontrak WholeHealth+ program.
•In February 2024, the Company announced the introduction of Recovering Quality of Life Assessment (ReQoL) into its cutting-edge WholeHealth+ Product and Solutions Suite. ReQoL assessments can be used in healthcare and research settings to evaluate the impact of mental health conditions, psychological interventions, and healthcare interventions on patients' lives because they focus on understanding the person over the diagnosis, consistent with recovery strategies.

Financial Outlook

The following outlook is based on information available as of the date of this press release and is subject to change in the future.

For the quarter ending June 30, 2024, the Company estimates revenue in the range of $2.4 million to $2.8 million.

Conference Call & Webcast Details

The Company will host a conference call/webcast today at 4:30 pm ET/1:30 pm PT. Investors, analysts, employees and the general public can access the call by registering online for dial-in information or via live audio webcast at: https://ontrakhealth.com/investors/presentations-events. Participants interested in dialing in to the conference call are requested to register a day in advance or at a minimum 15 minutes before the start of the call to obtain a unique pin for the call.

A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Ontrak, Inc.

Ontrak Health (Nasdaq: OTRK) is a leading AI and technology-enabled healthcare company, whose mission is to help improve the health and save the lives of as many people as possible. Ontrak identifies, engages, activates and provides care pathways to treatment for the most vulnerable members of the behavioral health population who would otherwise fall through the cracks of the healthcare system. We engage individuals with anxiety, depression, substance use disorder and chronic disease through personalized care coaching and customized care pathways that help them receive the treatment and advocacy they need, despite the socio-economic, medical and health system barriers that exacerbate the severity of their comorbid illnesses. The company’s integrated intervention platform uses AI, predictive analytics and digital interfaces combined with dozens of care coach engagements to deliver improved member health, better healthcare system utilization, and durable outcomes and savings to healthcare payors.

Learn more at www.ontrakhealth.com.

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on the Company’s beliefs and assumptions and on information currently available to the Company on the date of this press release and are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “will,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plan,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words. Forward-looking statements may include, but are not limited to, the Company’s belief that its strategy will accelerate the Company’s return to growth by converting new customers and expand with existing customers, maximize the Company’s differentiated platform and deliver return on investment for customers, and the Company’s estimated revenue for quarter ending June 30, 2024. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements, including, without limitation, risks related to: the Company’s ability to successfully execute on its strategy and business plan; the Company’s ability to increase its revenue and efficiently manage expenses and achieve profitability; the Company’s high customer concentration and the ability of its customers to terminate their contracts for convenience; the adequacy of the Company’s existing cash resources and anticipated capital commitments and future cash requirements to enable the Company to continue as a going concern; the Company’s ability to raise additional capital when needed; difficulty enrolling new members and maintaining existing members in the Company’s programs; the effectiveness of the Company’s treatment programs; lower than anticipated eligible members under the Company’s contracts; the Company’s dependence on key personnel and the Company’s ability to recruit and retain key personnel; the Company’s ability to maintain the listing of its stock on Nasdaq; the outcomes of ongoing legal proceedings brought by the U.S. Department of Justice and the Securities and Exchange Commission against the Company’s largest stockholder and former Chief Executive Officer and Chairman, and whether governmental authorities will institute separate investigations or proceedings against the Company and/or its current or former executives and/or directors; substantial regulation in the health care industry; changes in regulations or issuance of new regulations or interpretations; the Company’s limited operating history; difficulty in developing, exploiting and protecting proprietary technologies; business disruption and related risks; general economic conditions, nationally and globally, and their effect on the market for our service; intense competition and competitive pressures and trends in the Company’s industry and the Company’s ability to successfully compete; changes in laws, regulations, or policies; and risks related to the Company’s ability to realize the potential benefits of and to effectively integrate acquisitions. For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov.

Forward-looking statements are current only as of the date they are made and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain non-GAAP financial measures. The non-GAAP financial measures presented include EBITDA, Adjusted EBITDA, Non-GAAP net loss, and Non-GAAP net loss per common share, which are not U.S. GAAP financial measures. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.

EBITDA consists of net loss before interest, taxes, depreciation and amortization expenses. Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, stock-based compensation, restructuring, severance and related costs, gain on termination of operating lease, and gain/loss on change in fair value of warrant liability. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

Non-GAAP net loss consists of net loss adjusted for stock-based compensation, restructuring, severance and related costs, gain on termination of operating lease and gain/loss on change in fair value of warrant liability. Non-GAAP net loss per common share consists of loss per share adjusted for non-GAAP net loss attributable to common stockholders. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

We believe the above non-GAAP financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term EBITDA, Adjusted EBITDA, Non-GAAP net loss and Non-GAAP net loss per common share may vary from that of others in our industry. None of EBITDA, Adjusted EBITDA, Non-GAAP net loss or Non-GAAP net loss per common share should be considered as an alternative to net loss before taxes, net loss, net loss per common share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

See the Reconciliation of Non-GAAP Measures table at the end of this press release for a reconciliation of the Non-GAAP financial measures to U.S. GAAP financial measures.

Contact

For Investors:

Ryan Halsted
Gilmartin Group
investors@ontrakhealth.com

ONTRAK, INC.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Revenue	$2,680	$2,529
Cost of revenue	975	847
Gross profit	1,705	1,682

Operating expenses:
Research and development	1,078	1,644
Sales and marketing	532	990
General and administrative	4,078	5,818
Restructuring, severance and related charges	290	457
Total operating expenses	5,978	8,909
Operating loss	(4,273)	(7,227)

Other (expense) income , net	(2)	291
Interest expense, net	(183)	(1,394)
Loss before income taxes	(4,458)	(8,330)
Income tax expense	—	(20)
Net loss	(4,458)	(8,350)
Dividends on preferred stock - undeclared	(2,239)	(2,239)
Net loss attributable to common stockholders	$(6,697)	$(10,589)

Net loss per common share, basic and diluted	$(0.11)	$(2.26)

Weighted-average common shares outstanding, basic and diluted	60,882	4,686

ONTRAK, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2024	December 31, 2023
Assets	(unaudited)
Current assets:
Cash	$6,400	$9,701
Receivables, net	241	—
Unbilled receivables	232	207
Deferred costs	119	128
Prepaid expenses and other current assets	2,439	2,743
Total current assets	9,431	12,779
Long-term assets:
Property and equipment, net	757	913
Goodwill	5,713	5,713
Intangible assets, net	50	99
Other assets	10,589	147
Operating lease right-of-use assets	183	195
Total assets	$26,723	$19,846
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$667	$563
Accrued compensation and benefits	756	442
Deferred revenue	244	97
Current portion of operating lease liabilities	59	56
Other accrued liabilities	1,982	2,784
Total current liabilities	3,708	3,942
Long-term liabilities:
Long-term debt, net	1,617	1,467
Long-term operating lease liabilities	151	166
Total liabilities	5,476	5,575
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized; 3,770,265 shares issued and outstanding at each of March 31, 2024 and December 31, 2023	—	—
Common stock, $0.0001 par value; 500,000,000 shares authorized; 43,950,678 and 38,466,979 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	7	6
Additional paid-in capital	496,359	484,926
Accumulated deficit	(475,119)	(470,661)
Total stockholders' equity	21,247	14,271
Total liabilities and stockholders' equity	$26,723	$19,846

ONTRAK, INC.
Consolidated Statements of Cash Flows
(in thousands)

	For the Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net loss	$(4,458)	$(8,350)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	352	651
Paid-in-kind interest expense	112	848
Gain on termination of operating lease	—	(471)
Depreciation expense	198	295
Amortization expense	100	912
Change in fair value of warrant liability	2	19
Changes in operating assets and liabilities:
Receivables	(241)	278
Unbilled receivables	(25)	217
Prepaid expenses and other current assets	365	836
Accounts payable	104	(258)
Deferred revenue	146	(18)
Leases liabilities	(13)	(118)
Other accrued liabilities	99	206
Net cash used in operating activities	(3,259)	(4,953)
Cash flows from investing activities
Purchase of property and equipment	(37)	(25)
Net cash used in investing activities	(37)	(25)
Cash flows from financing activities
Proceeds from Keep Well Notes	—	8,000
Proceeds from warrants exercised	523	—
Finance lease obligations	—	(50)
Financed insurance premium payments	(528)	(611)
Net cash (used in) provided by financing activities	(5)	7,339
Net change in cash and restricted cash	(3,301)	2,361
Cash and restricted cash at beginning of period	9,701	9,713
Cash and restricted cash at end of period	$6,400	$12,074
Supplemental disclosure of cash flow information:
Interest paid	$30	$27
Non-cash financing and investing activities:
Warrants issued in connection with Keep Well Notes	$—	$10,797
Debt issuance costs	10,495	—
Loss on extinguishment of debt with related party	—	2,153
Finance lease and accrued purchases of property and equipment	4	44
Common stock issued to settle contingent consideration	64	—

ONTRAK, INC.
Reconciliation of Non-GAAP Measures
(in thousands, except per share data)

Reconciliation of Operating Loss to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2024	2023
Operating loss	$(4,273)	$(7,227)
Depreciation expense	198	295
Amortization expense (1)	61	391
EBITDA	(4,014)	(6,541)
Stock-based compensation expense	352	651
Restructuring, severance and related costs (2)	290	457
Adjusted EBITDA	$(3,372)	$(5,433)

Reconciliation of Net Loss to Non-GAAP Net Loss; and Net Loss per Common Share to Non-GAAP Net Loss per Common Share

	Three Months Ended March 31,
	2024	2023
Net loss	$(4,458)	$(8,350)
Stock-based compensation expense	352	651
Restructuring, severance and related costs (2)	290	457
Loss on change in fair value of warrant liability	2	19
Gain on termination of operating lease (3)	—	(471)
Non-GAAP net loss	(3,714)	(7,694)
Dividends on preferred stock - undeclared	(2,239)	(2,239)
Non-GAAP net loss attributable to common stockholders	$(5,953)	$(9,933)

Net loss per common share - basic and diluted	$(0.11)	$(2.26)
Non-GAAP net loss per common share - basic and diluted	(0.10)	(2.12)
Weighted-average common shares outstanding - basic and diluted	60,882	4,686
_______________________
(1) Relates to operating and financing right-of-use assets and acquired intangible assets.
(2) Includes one-time severance and related benefit costs related to reduction in workforce plans announced in February 2024 and March 2023 as part of Company's continued cost savings measure.
(3) Relates to gain realized on derecognition of ROU operating asset and related lease liability due to early termination of the lease of the office space located in Santa Monica, CA in February 2023.